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                                                                   EXHIBIT 23.12

                              ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
The Ragan Outdoor Advertising Company:

We consent to the use of our report dated January 10, 1997, related to the financial statements of The Ragan Outdoor Advertising Company included herein, and to the reference to our firm under the heading "Experts" in this
Registration Statement (No. 333-   ) and related Prospectus.

                                          McGladrey & Pullen, LLP
Moline, Illinois
June 2, 1997